Exhibit 99.1

Privia Health ACOs Delivered $233+ Million in Total Savings in the 2024 Performance Year of Medicare Shared Savings Program, a 32% Year-over-Year Increase

•Mid-Atlantic ACO Realized Highest Savings Rate of All ACOs with 40,000+ Attributed Lives
•Company Increases Adjusted EBITDA Guidance for Full-Year 2025
ARLINGTON, VA – August 28, 2025 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced that its Accountable Care Organizations (ACOs) achieved shared savings of $233.1 million through the Medicare Shared Savings Program (MSSP) for the 2024 performance year, a 32% increase from 2023. The nine ACOs (collectively, Privia Quality Network or PQN) managed over $2.5 billion in healthcare benchmark spend through approximately 3,280 providers delivering high-value, cost-efficient care to approximately 194,700 Medicare beneficiaries in 2024.

"Our strong performance in the 2024 Medicare Shared Savings Program underscores the effectiveness of our physician-led approach," stated Dr. Bartley Bryt, Chief Medical Officer. "By putting physicians in the driver’s seat and equipping them with essential tools and technology, we are effectively managing the total cost of care, leading to improved outcomes for nearly 195,000 Medicare beneficiaries and significant shared savings."

Dr. Bryt further elaborated, "This success also highlights the value of data-driven tools and strategic tactics for our physician partners. Empowering doctors and aligning incentives creates a win-win-win situation: better results for patients, the healthcare system, and the physicians providing care in our communities."

Privia Quality Network’s MSSP performance highlights for 2024:

•Earned savings for all nine ACOs and delivered an aggregate savings rate of 9.3%
•Its Mid-Atlantic ACO realized the highest savings rate (10.6%) compared with all ACOs with more than 40,000 attributed lives participating in the MSSP
•Achieved beneficiary expenditures 8% lower than median ACO and 22% below fee-for-service Medicare
•Delivered inpatient facility spend 13% lower than median ACO and 28% lower than fee-for-service Medicare
•Achieved outpatient facility spend 23% lower than median ACO and 35% lower than fee-for-service Medicare
•Realized emergency department visits 17% lower than median ACO and 25% below fee-for-service Medicare
•Achieved an aggregate quality score of 89%
•Three out of nine ACOs had greater than 50% year-over-year growth in earned savings per patient

Privia Quality Network supports physician practices and more than 1.38 million attributed lives in CMS Medicare programs, Medicare Advantage, Commercial, and Medicaid arrangements. Since 2014, PQN has delivered total shared savings across these programs of over $1.5 billion, including $922 million through participation in the MSSP.

Financial Guidance Update

Based on Privia's 2024 MSSP results, management has preliminarily increased its Adjusted EBITDA guidance for full-year 2025 to a range of $113 to $116 million. Since the Company is only midway through

Exhibit 99.1

the third quarter, it expects to provide an update for all of its full-year 2025 guidance metrics when it reports third quarter 2025 financial results in early November 2025.
About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 15 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize 1,300+ practice locations, improve the patient experience for 5.3+ million patients, and reward 5,100+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com.
Safe Harbor Statement
Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full-year guidance for 2025. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements. Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of gross margin, operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.

Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the

Exhibit 99.1

financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.
Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841